Series Number: 3
For period ending 8/31/2012

48)	Investor, A & C
First $1 billion 0.571%
Next $1 billion 0.519%
Next $3 billion 0.489%
Next $5 billion 0.469%
Next $15 billion 0.456%
Next $25 billion 0.454%
Over $50 billion 0.454%

Institutional
First $1 billion 0.371%
Next $1 billion 0.319%
Next $3 billion 0.289%
Next $5 billion 0.269%
Next $15 billion 0.256%
Next $25 billion 0.254%
Over $50 billion 0.254%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           27,845
                      Institutional Class                                                      2,041
                      2.  Dividends for a second class of open-end company shares
                                A Class                                           721
                      C Class                                           176

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.3574
                      Institutional Class                                           $0.3809
           2. Dividends for a second class of open-end company shares
                      A Class                                                      $0.3282
C Class                                            $0.2405

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           85,851
                      Institutional Class                                                      7,288
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                           3,038
                      C Class                                            1,200

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.96
                      Institutional Class                                           $11.96
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $11.96
                                C Class                                            $11.97

Series Number: 4
For period ending 8/31/2012

48)	Investor, A, B & C
First $1 billion 0.571%
Next $1 billion 0.519%
Next $3 billion 0.489%
Next $5 billion 0.469%
Next $15 billion 0.456%
Next $25 billion 0.454%
Over $50 billion 0.454%

      Institutional
First $1 billion 0.371%
Next $1 billion 0.319%
Next $3 billion 0.289%
Next $5 billion 0.269%
Next $15 billion 0.256%
Next $25 billion 0.254%
Over $50 billion 0.254%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           14,585
                      Institutional Class                                           1
           2.  Dividends for a second class of open-end company shares
                                A Class                                           445
                                B Class                                           -
                      C Class                                           242

73A)           1. Dividends from net investment income
                        Investor Class                                                                $0.4150
            Institutional Class                                                      $0.4380
           2. Dividends for a second class of open-end company shares
                        A Class                                                                            $0.3865
B Class                                           $0.0193
                        C Class                                                                            $0.3014

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           35,272
                                Institutional Class                                           3

2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                            1,386
                                C Class                                           967

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $11.70
                                Institutional Class                                           $11.70
2.Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                            $11.70
                      C Class                                            $11.70

Series Number: 5
For period ending: 8/31/2012

48)	Investor, A, B & C
First $1 billion 0.601%
Next $1 billion 0.549%
Next $3 billion 0.519%
Next $5 billion 0.499%
Next $15 billion 0.486%
Next $25 billion 0.484%
Over $50 billion 0.484%

Institutional
First $1 billion 0.401%
Next $1 billion 0.349%
Next $3 billion 0.319%
Next $5 billion 0.299%
Next $15 billion 0.286%
Next $25 billion 0.284%
Over $50 billion 0.284%

72DD)                      1. Total income dividends for which record date passed during the period
                      Investor Class                                           19,617
Institutional Class                                           593
           2. Dividends for a second class of open-end company shares
                      A Class                                           4,421
B Class                                           3
                                C Class                                           930

73A)           1. Dividends from net investment income
                      Investor Class                                                      $0.4479
                      Institutional Class                                           $0.4674

2. Dividends for a second class of open-end company shares
                      A Class                                           $0.4234
B Class                                           $0.0550
                      C Class                                           $0.3499

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                                      49,993
                      Institutional Class                                                      2,201
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                           11,566
                      C Class                                           2,901

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $10.13
                      Institutional Class                                           $10.13
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $10.13
                      C Class                                           $10.13